UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 5, 2006

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws.

On July 5, 2006, the Company amended the Restated Articles of Incorporation of the Company, effective July 26, 2006, to increase the aggregate number of shares that the Company has authority to issue. The amount of shares authorized will increase from 31,000,000 to 61,000,000. The shares will be classified in two classes, consisting of 1,000,000 shares of Preferred Stock, par value $0.02 per share, and 60,000,000 shares of Common Stock, par value $0.375 per share. The increase in the number of shares of Common Stock will occur in connection with the two-for-one stock split of the Company’s Common Stock effective July 26, 2006. A copy of the Company’s Articles of Amendment of Restated Articles of Incorporation is filed with this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following is filed herewith:

(d)	Exhibits

3.1	Articles of Amendment of Restated Articles of Incorporation dated July 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY
Date: July 6, 2006	/s/ Heidi M. Hoard
Heidi M. Hoard Vice President, General Counsel and Secretary

M1:1324227.04

EXHIBIT INDEX

Exhibit	Description	Method of Filing
3.1	Articles of Amendment of Restated Articles of Incorporation dated July 5, 2006....	Filed herewith